UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 13, 2007

Danaher Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-08089	59-1995548
(Commission File Number)	(IRS Employer Identification No.)

2099 Pennsylvania Ave., N.W., 12th Floor, Washington, D.C.	20006-1813
(Address of Principal Executive Offices)	(Zip Code)

202-828-0850

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

The Board of Directors of Danaher Corporation approved amended and restated by-laws of Danaher Corporation, effective as of March 13, 2007. The amendments are intended to update certain provisions of the Company’s by-laws, summarized as follows.

The voting standard required for approval of matters (other than the election of directors) by the Company’s stockholders, set forth in Article II, Section 6 of the By-laws, has been modified to conform to the language set forth in Section 216 of the General Corporation Law of the State of Delaware. Previously, the By-laws provided that “Unless otherwise required by law, the Certificate of Incorporation or these By-Laws, any question, other than the election of directors, brought before any meeting of stockholders shall be decided by the vote of the holders of a majority of the stock represented and entitled to vote thereat.” The Board amended the language in order to ensure that the voting standard for the Company is consistent with the default voting standard under Delaware law. The amended By-laws provide that “Unless otherwise required by law, the Certificate of Incorporation or these By-Laws, on any matter other than the election of directors, the affirmative vote of a majority of the stock represented in person or by proxy and entitled to vote on the subject matter shall be the act of the stockholders.”

The Board also amended Article V, Section 1 and Section 4 of the By-laws to expressly provide for the issuance of uncertificated shares. Under amendments to the New York Stock Exchange Listed Company Manual, which will be effective on January 1, 2008, issuers are required to be eligible for a direct registration program, which permits an investor’s ownership to be recorded and maintained on the books of the issuer or its transfer agent without the issuance of a physical stock certificate.

The foregoing summary is qualified in its entirety by reference to the amended and restated by-laws, a copy of which is included as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits:

3.2	Amended and Restated By-Laws of Danaher Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DANAHER CORPORATION

By:	/s/ Daniel L. Comas
Name:	Daniel L. Comas
Title:	Executive Vice President and Chief Financial Officer

Dated: March 15, 2007

EXHIBIT INDEX

Exhibit No.	Description
3.2	Amended and Restated By-Laws of Danaher Corporation